Exhibit 99.1

UnionBanCal Corporation Reports First Quarter Net Income of $195 Million

First Quarter Highlights:

  Net income was $195 million, up from $129 million for the prior quarter, but down from $235 million for the year-ago quarter.
  Total loans held for investment, excluding FDIC covered loans, at March 31, 2012, were $53.5 billion, up from $52.6 billion at December 31, 2011, and up from $46.7 billion at March 31, 2011.
  Core deposits at March 31, 2012, were $55.0 billion, up from $52.8 billion at December 31, 2011, and up from $49.4 billion at March 31, 2011.
  Total provision for credit losses was a benefit of $3 million, compared with a provision of $9 million for the prior quarter, and a benefit of $115 million for the year-ago quarter. Key asset quality metrics strengthened in first quarter. Excluding FDIC covered assets:
    Nonperforming assets at quarter-end were $558 million, or 0.61 percent of total assets, down from $618 million, or 0.70 percent of total assets, prior quarter.
    Criticized loans at quarter-end were $1.5 billion, or 2.84 percent of total loans held for investment, down 21 percent from $1.9 billion, or 3.65 percent of total loans held for investment, prior quarter.
  Capital ratios remained strong during the quarter:
    Tangible common equity ratio was 10.20 percent at March 31, 2012, unchanged from December 31, 2011.
    Tier 1 common capital ratio was 13.73 percent at March 31, 2012, down from 13.82 percent at December 31, 2011.
  Definitive agreement to acquire Pacific Capital Bancorp was executed, with the acquisition expected to be completed in fourth quarter 2012.

SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2012--UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported first quarter 2012 results. Net income for first quarter was $195 million, up from $129 million for the prior quarter, but down from $235 million for the year-ago quarter. Key drivers of the increase in net income from prior quarter included higher net interest income; a benefit from the reversal of provision for credit losses compared with a provision in the prior quarter; and higher noninterest income, which increased primarily due to gains on the sale of business units and securities.

On March 9, 2012, the Company entered into a definitive agreement to acquire Pacific Capital Bancorp (PCB), a bank holding company headquartered in Santa Barbara, California, for approximately $1.5 billion in cash. The transaction will enhance the Company’s geographic footprint within California’s Central Coast region where PCB’s principal subsidiary, Santa Barbara Bank & Trust, N.A., conducts its banking activities. At December 31, 2011, PCB had total assets of approximately $5.9 billion. The acquisition is expected to be completed in the fourth quarter of 2012, subject to certain customary closing conditions, including approvals from banking regulators.

Summary of First Quarter Results

First Quarter Total Revenue

For first quarter 2012, total revenue (net interest income plus noninterest income) was $855 million, up $64 million, or 8 percent, compared with the prior quarter. Net interest income increased 2 percent, and noninterest income increased 34 percent. The net interest margin was 3.27 percent, compared with 3.29 percent for the prior quarter.

Net interest income for first quarter 2012 was $653 million, up $13 million, or 2 percent, compared with fourth quarter 2011. The increase in net interest income was primarily due to growth in average earning assets, particularly securities and commercial and industrial loans. The net interest margin declined 2 basis points compared with fourth quarter 2011, primarily due to lower yields on total loans, excluding FDIC covered loans, partially offset by a more favorable mix in both earning assets and interest bearing funding sources.

Average total loans, excluding FDIC covered loans, increased $1.9 billion, or 4 percent, compared with fourth quarter 2011, primarily due to growth in commercial and industrial loans and residential mortgage loans. Average FDIC covered loans decreased $112 million, or 11 percent, due to expected runoff of the portfolio. Average interest bearing deposits increased $1.4 billion, or 3 percent, primarily reflecting growth in transaction accounts and time deposits. Average noninterest bearing deposits increased $211 million, or 1 percent.

For first quarter 2012, noninterest income was $202 million, up $51 million, or 34 percent, compared with prior quarter. The increase was primarily due to higher gains on the sale of securities and higher other noninterest income. Other noninterest income increased primarily due to a net gain on the sale of business units and private capital investments.

Compared with first quarter 2011, total revenue was flat, with net interest income up 6 percent and noninterest income down 16 percent. Net interest income increased $35 million compared with the year-ago quarter, primarily due to overall loan growth, partially offset by compression in the net interest margin. The net interest margin declined 22 basis points from the year-ago quarter, primarily due to declining yields on loans, excluding FDIC covered loans, and securities.

Average total loans, excluding FDIC covered loans, increased $6.4 billion, or 14 percent, compared with first quarter 2011, primarily due to growth in commercial and industrial loans and residential mortgage loans. Average FDIC covered loans decreased $539 million, or 37 percent, due to expected runoff of the portfolio. Average noninterest bearing deposits increased $3.0 billion, or 17 percent, and average interest bearing deposits increased $2.0 billion, or 5 percent.

Noninterest income decreased $38 million, or 16 percent, compared with first quarter 2011, primarily due to lower gains on the sale of securities and lower other noninterest income. Other noninterest income declined primarily due to accretion adjustments to the indemnification asset associated with FDIC covered loans and a gain on the sale of MasterCard shares recorded in first quarter 2011, partially offset by a gain on the sale of business units recorded in first quarter 2012.

First Quarter Noninterest Expense

Noninterest expense for first quarter 2012 was $614 million, down $5 million, or 1 percent, compared with fourth quarter 2011, reflecting, in part, the initial impact of productivity initiatives launched in 2011. Salaries and employee benefits expense increased primarily due to annual seasonal factors and higher pension expense. Non-staff expense decreased primarily due to lower intangible asset amortization expense following a write-off of intangible assets recorded in fourth quarter 2011; lower professional and outside services expense, primarily due to lower consulting costs; and a benefit from the provision for losses on off-balance sheet commitments of $2 million in first quarter 2012, compared with a provision of $2 million in fourth quarter 2011.

Noninterest expense for first quarter 2012 was flat compared with first quarter 2011. Lower other noninterest expense was partially offset by higher salaries and employee benefits expense, which increased primarily due to higher pension expense. Other noninterest expense declined primarily due to certain reserves for contingencies recorded in first quarter 2011. The provision for losses on off-balance sheet commitments was a benefit of $2 million, compared with a benefit of $13 million in first quarter 2011.

Taxes

The effective tax rate for first quarter 2012 was 21 percent, compared with an effective tax rate of 24 percent for fourth quarter 2011. The decrease in the effective tax rate was primarily due to a tax adjustment recorded in first quarter 2012.

Balance Sheet

At March 31, 2012, the Company had total assets of $92.3 billion, up $2.6 billion, or 3 percent, compared with December 31, 2011, and up $11.7 billion, or 14 percent, compared with March 31, 2011.

At March 31, 2012, total deposits were $65.1 billion, up $0.7 billion, or 1 percent, compared with December 31, 2011, and up $6.4 billion, or 11 percent, compared with March 31, 2011. Core deposits at March 31, 2012, were $55.0 billion, up $2.2 billion, or 4 percent, compared with December 31, 2011, and up $5.6 billion, or 11 percent, compared with March 31, 2011.

Credit Quality

The total provision for credit losses was a benefit of $3 million for first quarter 2012, compared with a provision of $9 million for fourth quarter 2011, primarily due to improved credit quality in the existing portfolio. Nonperforming assets, excluding FDIC covered assets, decreased $60 million, or 10 percent, compared with prior quarter, primarily due to repayments and charge-offs. Net charge-offs increased $25 million compared with fourth quarter 2011, primarily due to higher commercial and industrial charge-offs that were not related to a single borrower or industry, as well as lower commercial portfolio loan recoveries.

Excluding FDIC covered assets, nonperforming assets were $558 million, or 0.61 percent of total assets, at March 31, 2012, down from $618 million, or 0.70 percent of total assets, at December 31, 2011, and $815 million, or 1.03 percent of total assets, at March 31, 2011.

Excluding FDIC covered assets, net charge-offs for first quarter 2012 were $54 million, up from $29 million for fourth quarter 2011, and up slightly from $53 million for first quarter 2011. Excluding FDIC covered assets, net charge-offs to average total loans for first quarter 2012 were 0.41 percent annualized, up from 0.21 percent annualized for fourth quarter 2011, and down from 0.46 percent annualized for first quarter 2011.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In first quarter 2012, the provision for loan losses was a benefit of $1 million and the provision for losses on off-balance sheet commitments was a benefit of $2 million.

The allowance for credit losses as a percent of total loans, excluding FDIC covered loans, was 1.54 percent at March 31, 2012, compared with 1.67 percent at December 31, 2011, and 2.48 percent at March 31, 2011. The allowance for credit losses as a percent of nonaccrual loans, excluding FDIC covered loans, was 155 percent at March 31, 2012, compared with 149 percent at December 31, 2011, and 148 percent at March 31, 2011.

Capital

Total stockholder’s equity was $11.8 billion and tangible common equity was $9.1 billion at March 31, 2012. The Company’s tangible common equity ratio was 10.20 percent at March 31, 2012, unchanged from December 31, 2011, and up 40 basis points from 9.80 percent at March 31, 2011. The Basel I Tier 1 common and Tier 1 risk-based capital ratios were both 13.73 percent at March 31, 2012. Additionally, the Basel I Total risk-based capital ratio was 15.77 percent at March 31, 2012.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction impact, foreclosed asset expense, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs and gains, low income housing credit investment amortization expense, expenses of the consolidated variable interest entities, or merger costs related to acquisitions, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "continue," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to the Company’s risk-based capital ratios and its agreement to acquire Pacific Capital Bancorp. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussions under "Management's Discussion & Analysis of Financial Condition and Results of Operations" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $92.3 billion at March 31, 2012. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 406 branches in California, Washington, Oregon, Texas, and New York as well as two international offices, on March 31, 2012. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1
						Percent Change to
	As of and for the Three Months Ended					March 31, 2012 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011	2011	2011
Results of operations:
Net interest income	$653	$640	$606	$614	$618	2%	6%
Noninterest income	202	151	185	240	240	34	(16)
Total revenue	855	791	791	854	858	8	-
Noninterest expense	614	619	603	578	615	(1)	-
Pre-tax, pre-provision income	241	172	188	276	243	40	(1)
(Reversal of) provision for loan losses	(1)	7	(13)	(94)	(102)	(114)	99
Income before income taxes and including noncontrolling interests	242	165	201	370	345	47	(30)
Income tax expense	51	40	33	131	114	28	(55)
Net income including noncontrolling interests	191	125	168	239	231	53	(17)
Deduct: Net loss from noncontrolling interests	4	4	4	3	4	-	-
Net income attributable to UnionBanCal Corporation (UNBC)	$195	$129	$172	$242	$235	51	(17)

Balance sheet (end of period):
Total assets	$92,323	$89,676	$84,013	$80,093	$80,642	3	14
Total securities	25,432	24,106	20,962	19,430	21,673	6	17
Total loans held for investment	54,322	53,540	50,998	48,967	48,105	1	13
Core deposits (3)	55,013	52,840	50,720	48,156	49,433	4	11
Total deposits	65,089	64,420	60,454	57,181	58,677	1	11
Long-term debt	5,554	6,684	7,064	7,069	6,078	(17)	(9)
UNBC stockholder's equity	11,821	11,562	10,900	10,667	10,355	2	14

Balance sheet (period average):
Total assets	$89,449	$87,079	$82,197	$80,334	$80,056	3	12
Total securities	24,265	22,721	19,145	20,543	21,601	7	12
Total loans held for investment	54,149	52,365	50,214	48,849	48,283	3	12
Earning assets	80,503	78,007	73,303	71,709	71,351	3	13
Total deposits	64,425	62,848	59,580	58,333	59,471	3	8
UNBC stockholder's equity	11,621	11,646	10,708	10,366	10,167	-	14

Performance ratios:
Return on average assets (2)	0.88%	0.59%	0.83%	1.21%	1.19%
Return on average UNBC stockholder's equity (2)	6.75	4.39	6.36	9.36	9.38
Return on average assets excluding the impact of privatization transaction (2)	0.93	0.65	0.90	1.28	1.24
Return on average stockholder's equity excluding the impact of privatization transaction (2)	8.76	5.97	8.65	12.45	12.41
Efficiency ratio (4)	71.86	78.27	76.21	67.77	71.62
Core Efficiency ratio (4)	68.76	69.12	66.12	63.17	67.04
Net interest margin (1) (2)	3.27	3.29	3.31	3.44	3.49

Capital ratios:
Tier 1 risk-based capital ratio (7)	13.73%	13.82%	13.09%	13.08%	12.84%
Total risk-based capital ratio (7)	15.77	15.98	15.41	15.41	15.41
Leverage ratio (7)	11.35	11.44	10.96	10.96	10.66
Tier 1 common capital ratio (6) (7)	13.73	13.82	13.09	13.08	12.84
Tangible common equity ratio (5)	10.20	10.20	10.10	10.29	9.80
Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 2
						Percent Change to
	As of and for the Three Months Ended					March 31, 2012 from
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011	2011	2011

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$1	$7	$(13)	$(92)	$(102)	(86)%	nm	%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(2)	-	-	(2)	-	nm	nm
(Reversal of) provision for losses on off-balance sheet commitments	(2)	2	-	(18)	(13)	(200)	85
Total (reversal of) provision for credit losses	$(3)	$9	$(13)	$(112)	$(115)	(133)	nm
Net loans charged off	$53	$28	$44	$111	$53	89	-
Nonperforming assets	706	782	870	865	1,032	(10)	(32)
Criticized loans held for investment, excluding FDIC covered loans	1,519	1,920	1,972	2,548	2,891	(21)	(47)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	1.30%	1.43%	1.51%	1.69%	2.15%
Nonaccrual loans	121.35	119.58	105.97	114.05	118.50
Allowance for credit losses to (8) :
Total loans held for investment	1.54	1.68	1.76	1.96	2.46
Nonaccrual loans	144.01	140.46	124.09	132.19	135.61
Net loans charged off to average total loans held for investment (2)	0.40	0.21	0.35	0.91	0.44
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	1.30	1.46	1.70	1.76	2.14
Nonperforming assets to total assets	0.76	0.87	1.04	1.08	1.28
Nonaccrual loans to total loans held for investment	1.07	1.19	1.42	1.48	1.81

Excluding FDIC covered assets (12):
Allowance for loan losses to:
Total loans held for investment	1.30%	1.42%	1.51%	1.70%	2.17%
Nonaccrual loans	129.95	126.26	112.28	124.09	129.10
Allowance for credit losses to (8) :
Total loans held for investment	1.54	1.67	1.77	1.97	2.48
Nonaccrual loans	154.55	148.80	131.92	144.23	148.17
Net loans charged off to average total loans held for investment (2)	0.41	0.21	0.36	0.92	0.46
Nonperforming assets to total loans held for investment and OREO	1.04	1.17	1.38	1.42	1.74
Nonperforming assets to total assets	0.61	0.70	0.83	0.86	1.03
Nonaccrual loans to total loans held for investment	1.00	1.12	1.34	1.37	1.68

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 3

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011
Interest Income
Loans	$606	$603	$576	$565	$559
Securities	142	134	123	138	143
Other	2	2	3	2	1
Total interest income	750	739	702	705	703

Interest Expense
Deposits	58	57	53	53	53
Commercial paper and other short-term borrowings	3	1	2	2	1
Long-term debt	36	41	41	36	31
Total interest expense	97	99	96	91	85

Net Interest Income	653	640	606	614	618
(Reversal of) provision for loan losses	(1)	7	(13)	(94)	(102)
Net interest income after (reversal of) provision for loan losses	654	633	619	708	720

Noninterest Income
Service charges on deposit accounts	55	53	51	50	52
Trading account activities	31	38	27	28	33
Trust and investment management fees	30	31	33	34	34
Merchant banking fees	23	22	27	29	19
Securities gains, net	19	-	1	29	28
Brokerage commissions and fees	10	10	12	12	13
Card processing fees, net	8	9	17	18	15
Other	26	(12)	17	40	46
Total noninterest income	202	151	185	240	240

Noninterest Expense
Salaries and employee benefits	364	347	348	346	344
Net occupancy and equipment	68	71	64	67	65
Professional and outside services	46	55	55	55	44
Intangible asset amortization	21	32	25	24	25
Regulatory assessments	18	15	14	19	21
(Reversal of) provision for losses on off-balance sheet commitments	(2)	2	-	(18)	(13)
Other	99	97	97	85	129
Total noninterest expense	614	619	603	578	615
Income before income taxes and including noncontrolling interests	242	165	201	370	345
Income tax expense	51	40	33	131	114

Net Income including Noncontrolling Interests	191	125	168	239	231
Deduct: Net loss from noncontrolling interests	4	4	4	3	4

Net Income attributable to UNBC	$195	$129	$172	$242	$235

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
Exhibit 4

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions except for per share amount)	2012	2011	2011	2011	2011
Assets
Cash and due from banks	$1,371	$1,419	$1,277	$1,233	$1,247
Interest bearing deposits in banks (includes $8 at March 31, 2012 and December 31, 2011, $7 at September 30, 2011, $24 at June 30, 2011 and $23 at March 31, 2011 related to consolidated variable interest entities (VIEs))	3,260	2,764	2,757	2,477	1,912
Federal funds sold and securities purchased under resale agreements	8	12	28	78	24
Total cash and cash equivalents	4,639	4,195	4,062	3,788	3,183
Trading account assets (includes $3 at March 31, 2012, $14 at December 31, 2011, $6 at September 30, 2011, $1 at June 30, 2011 and $6 at March 31, 2011 of assets pledged as collateral)	1,177	1,135	1,120	898	876
Securities available for sale (includes $340 at June 30, 2011 and $308 at March 31, 2011 of securities pledged as collateral)	23,366	22,833	19,633	18,098	20,334
Securities held to maturity (Fair value: March 31, 2012, $2,278 December 31, 2011, $1,429; September 30, 2011, $1,474; June 30, 2011, $1,610; and March 31, 2011, $1,646)	2,066	1,273	1,329	1,332	1,339
Loans held for investment:
Loans, excluding FDIC covered loans	53,473	52,591	49,904	47,718	46,715
FDIC covered loans	849	949	1,094	1,249	1,390
Total loans held for investment	54,322	53,540	50,998	48,967	48,105
Allowance for loan losses	(704)	(764)	(768)	(826)	(1,034)
Loans held for investment, net	53,618	52,776	50,230	48,141	47,071
Premises and equipment, net	663	684	673	686	694
Intangible assets, net	341	360	383	407	432
Goodwill	2,456	2,457	2,447	2,447	2,447
FDIC indemnification asset	521	598	616	650	699
Other assets (includes $278 at March 31, 2012, $286 at December 31, 2011, $290 at September 30, 2011, $272 at June 30, 2011 and $277 at March 31, 2011 related to consolidated VIEs)	3,476	3,365	3,520	3,646	3,567
Total assets	$92,323	$89,676	$84,013	$80,093	$80,642

Liabilities
Deposits:
Noninterest bearing	$20,488	$20,598	$19,630	$17,708	$18,062
Interest bearing	44,601	43,822	40,824	39,473	40,615
Total deposits	65,089	64,420	60,454	57,181	58,677
Commercial paper and other short-term borrowings	6,680	3,683	2,455	2,838	3,260
Long-term debt (includes $8 at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011 related to consolidated VIEs)	5,554	6,684	7,064	7,069	6,078
Trading account liabilities	922	1,040	946	730	696
Other liabilities (includes $1 at March 31, 2012 and December 31, 2011, $3 at September 30, 2011, $2 at June 30, 2011 and $2 at March 31, 2011 related to consolidated VIEs)	1,996	2,019	1,925	1,338	1,303
Total liabilities	80,241	77,846	72,844	69,156	70,014

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of March 31, 2012 and December 31, 2011, and 136,330,829 shares issued and outstanding as of September 30, 2011, June 30, 2011, and March 31, 2011	136	136	136	136	136
Additional paid-in capital	5,992	5,989	5,203	5,199	5,201
Retained earnings	6,441	6,246	6,117	5,945	5,703
Accumulated other comprehensive loss	(748)	(809)	(556)	(613)	(685)
Total UNBC stockholder's equity	11,821	11,562	10,900	10,667	10,355
Noncontrolling interests	261	268	269	270	273
Total equity	12,082	11,830	11,169	10,937	10,628
Total liabilities and equity	$92,323	$89,676	$84,013	$80,093	$80,642

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 5

	For the Three Months Ended
	March 31, 2012			December 31, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial and industrial	$19,650	$187	3.83%	$18,268	$174	3.77%
Commercial mortgage	8,274	85	4.11	8,086	84	4.12
Construction	803	8	3.94	893	9	3.77
Lease financing	1,021	11	4.25	1,073	14	5.45
Residential mortgage	19,802	216	4.36	19,298	223	4.61
Home equity and other consumer loans	3,692	36	3.94	3,728	38	4.03
Total loans, excluding FDIC covered loans	53,242	543	4.09	51,346	542	4.20
FDIC covered loans	907	66	29.04	1,019	63	24.88
Total loans held for investment	54,149	609	4.51	52,365	605	4.60
Securities	24,265	142	2.35	22,721	134	2.36
Interest bearing deposits in banks	1,731	2	0.25	2,591	2	0.26
Federal funds sold and securities purchased under resale agreements	61	-	0.21	61	-	0.16
Trading account assets	151	-	0.62	141	-	0.65
Other earning assets	146	-	0.10	128	-	0.33
Total earning assets	80,503	753	3.75	78,007	741	3.79
Allowance for loan losses	(765)			(780)
Cash and due from banks	1,326			1,342
Premises and equipment, net	673			678
Other assets	7,712			7,832
Total assets	$89,449			$87,079
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$25,609	14	0.22	$24,763	14	0.22
Savings	5,278	2	0.16	5,338	3	0.17
Time	13,443	42	1.24	12,863	40	1.23
Total interest bearing deposits	44,330	58	0.52	42,964	57	0.51
Commercial paper and other short-term borrowings (10)	4,335	3	0.29	2,733	1	0.23
Long-term debt	6,079	36	2.41	6,977	41	2.35
Total borrowed funds	10,414	39	1.53	9,710	42	1.75
Total interest bearing liabilities	54,744	97	0.71	52,674	99	0.74
Noninterest bearing deposits	20,095			19,884
Other liabilities	2,722			2,606
Total liabilities	77,561			75,164
Equity
UNBC Stockholder's equity	11,621			11,646
Noncontrolling interests	267			269
Total equity	11,888			11,915
Total liabilities and equity	$89,449			$87,079

Net interest income/spread
(taxable-equivalent basis)		656	3.04%		642	3.05%
Impact of noninterest bearing deposits			0.19			0.20
Impact of other noninterest bearing sources			0.04			0.04
Net interest margin			3.27			3.29
Less: taxable-equivalent adjustment		3			2
Net interest income		$653			$640

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 6

	For the Three Months Ended
	March 31, 2012			March 31, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial and industrial	$19,650	$187	3.83%	$15,325	$157	4.13%
Commercial mortgage	8,274	85	4.11	7,778	85	4.38
Construction	803	8	3.94	1,341	12	3.48
Lease financing	1,021	11	4.25	776	8	4.33
Residential mortgage	19,802	216	4.36	17,794	220	4.94
Home equity and other consumer loans	3,692	36	3.94	3,823	40	4.29
Total loans, excluding FDIC covered loans	53,242	543	4.09	46,837	522	4.48
FDIC covered loans	907	66	29.04	1,446	39	10.89
Total loans held for investment	54,149	609	4.51	48,283	561	4.67
Securities	24,265	142	2.35	21,601	143	2.64
Interest bearing deposits in banks	1,731	2	0.25	1,200	1	0.25
Federal funds sold and securities purchased under resale agreements	61	-	0.21	96	-	0.18
Trading account assets	151	-	0.62	150	-	1.19
Other earning assets	146	-	0.10	21	-	3.49
Total earning assets	80,503	753	3.75	71,351	705	3.97
Allowance for loan losses	(765)			(1,182)
Cash and due from banks	1,326			1,246
Premises and equipment, net	673			712
Other assets	7,712			7,929
Total assets	$89,449			$80,056
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$25,609	14	0.22	$25,489	15	0.25
Savings	5,278	2	0.16	4,811	3	0.24
Time	13,443	42	1.24	12,033	35	1.14
Total interest bearing deposits	44,330	58	0.52	42,333	53	0.50
Commercial paper and other short-term borrowings (10)	4,335	3	0.29	2,435	1	0.27
Long-term debt	6,079	36	2.41	5,902	31	2.16
Total borrowed funds	10,414	39	1.53	8,337	32	1.61
Total interest bearing liabilities	54,744	97	0.71	50,670	85	0.68
Noninterest bearing deposits	20,095			17,138
Other liabilities	2,722			1,815
Total liabilities	77,561			69,623
Equity
UNBC Stockholder's equity	11,621			10,167
Noncontrolling interests	267			266
Total equity	11,888			10,433
Total liabilities and equity	$89,449			$80,056

Net interest income/spread
(taxable-equivalent basis)		656	3.04%		620	3.29%
Impact of noninterest bearing deposits			0.19			0.17
Impact of other noninterest bearing sources			0.04			0.03
Net interest margin			3.27			3.49
Less: taxable-equivalent adjustment		3			2
Net interest income		$653			$618

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011

Loans held for investment (period end)
Loans held for investment, excluding FDIC covered loans:
Commercial and industrial	$19,429	$19,226	$17,545	$15,854	$15,143
Commercial mortgage	8,510	8,175	7,927	7,729	7,749
Construction	776	870	966	1,055	1,153
Lease financing	1,023	965	693	701	773
Total commercial portfolio	29,738	29,236	27,131	25,339	24,818
Residential mortgage	20,081	19,625	19,043	18,610	18,110
Home equity and other consumer loans	3,654	3,730	3,730	3,769	3,787
Total consumer portfolio	23,735	23,355	22,773	22,379	21,897
Total loans held for investment, excluding FDIC covered loans	53,473	52,591	49,904	47,718	46,715
FDIC covered loans	849	949	1,094	1,249	1,390
Total loans held for investment	$54,322	$53,540	$50,998	$48,967	$48,105

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$71	$127	$163	$110	$113
Commercial mortgage	120	139	206	230	265
Construction	16	16	16	47	71
Lease financing	-	-	-	-	71
Total commercial portfolio	207	282	385	387	520
Residential mortgage	301	285	259	242	241
Home equity and other consumer loans	26	24	25	23	22
Total consumer portfolio	327	309	284	265	263
Total nonaccrual loans, excluding FDIC covered loans	534	591	669	652	783
FDIC covered loans	46	47	56	72	90
Total nonaccrual loans	580	638	725	724	873

OREO	24	27	21	26	32
FDIC covered OREO	102	117	124	115	127

Total nonperforming assets	$706	$782	$870	$865	$1,032

Total nonperforming assets, excluding FDIC covered assets	$558	$618	$690	$678	$815

Loans 90 days or more past due and still accruing (13)	$2	$1	$3	$2	$3

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowance for Credit Losses (Unaudited)
Exhibit 8

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011

Analysis of Allowance for Credit Losses
Balance, beginning of period	$764	$768	$826	$1,034	$1,191
(Reversal of) provision for loan losses, excluding FDIC covered loans	1	7	(13)	(92)	(102)
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(2)	-	-	(2)	-
Increase (decrease) in allowance covered by FDIC indemnification	(6)	-	-	(3)	(2)
Other (14)	-	17	(1)	-	-

Loans charged off:
Commercial and industrial	(34)	(7)	(20)	(11)	(23)
Commercial mortgage	(6)	(14)	(10)	(14)	(24)
Construction	-	-	-	(3)	(1)
Lease financing	-	(14)	(5)	(71)	-
Total commercial portfolio	(40)	(35)	(35)	(99)	(48)
Residential mortgage	(12)	(9)	(12)	(13)	(14)
Home equity and other consumer loans	(11)	(10)	(8)	(10)	(11)
Total consumer portfolio	(23)	(19)	(20)	(23)	(25)
FDIC covered loans	-	-	(2)	(1)	-
Total loans charged off	(63)	(54)	(57)	(123)	(73)

Recoveries of loans previously charged off:
Commercial and industrial	4	8	5	8	7
Commercial mortgage	3	15	1	2	8
Construction	1	2	4	2	4
Total commercial portfolio	8	25	10	12	19
Residential mortgage	-	-	1	-	-
Home equity and other consumer loans	1	-	1	-	1
Total consumer portfolio	1	-	2	-	1
FDIC covered loans	1	1	1	-	-
Total recoveries of loans previously charged off	10	26	13	12	20
Net loans charged off	(53)	(28)	(44)	(111)	(53)

Ending balance of allowance for loan losses	704	764	768	826	1,034
Allowance for losses on off-balance sheet commitments	131	133	131	131	150
Total allowance for credit losses	$835	$897	$899	$957	$1,184

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on FDIC covered loans	$694	$747	$751	$809	$1,011
Allowance for loan losses on FDIC covered loans	10	17	17	17	23

Total allowance for loan losses	$704	$764	$768	$826	$1,034

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Securities Available for Sale (Unaudited)
Exhibit 9

					Fair Value	Fair Value
	March 31, 2012		December 31, 2011		Amount Change from	% Change from
	Amortized	Fair	Amortized	Fair	December 31,	December 31,
(Dollars in millions)	Cost	Value	Cost	Value	2011	2011

U.S. government sponsored agencies	$7,061	$7,103	$6,943	$6,997	$106	2%
Residential mortgage-backed securities:
U.S. government and government sponsored agencies	13,615	13,809	13,307	13,485	324	2
Privately issued	719	688	800	738	(50)	(7)
Commercial mortgage-backed securities	1,212	1,251	1,032	1,060	191	18
Asset-backed securities	278	279	283	284	(5)	(2)
Other debt securities	180	183	180	188	(5)	(3)
Equity securities	53	53	81	81	(28)	(35)
Total securities available for sale	$23,118	$23,366	$22,626	$22,833	$533

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 10

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2012	2011	2011	2011	2011

Net income attributable to UNBC	$195	$129	$172	$242	$235
Net adjustments related to privatization transaction, net of tax	6	10	10	6	3
Net income attributable to UNBC, excluding impact of privatization transaction	$201	$139	$182	$248	$238

Average total assets	$89,449	$87,079	$82,197	$80,334	$80,056
Net adjustments related to privatization transaction	2,394	2,419	2,442	2,459	2,473
Average total assets, excluding impact of privatization transaction	$87,055	$84,660	$79,755	$77,875	$77,583
Return on average assets (2)	0.88%	0.59%	0.83%	1.21%	1.19%
Return on average assets, excluding impact of privatization transaction (2) (11)	0.93	0.65	0.90	1.28	1.24

Average UNBC stockholder's equity	$11,621	$11,646	$10,708	$10,366	$10,167
Net adjustments related to privatization transaction	2,375	2,380	2,385	2,390	2,396
Average UNBC stockholder's equity, excluding impact of privatization transaction	$9,246	$9,266	$8,323	$7,976	$7,771
Return on average UNBC stockholder's equity (2)	6.75%	4.39%	6.36%	9.36%	9.38%
Return on average UNBC stockholder's equity, excluding impact of privatization transaction (2) (11)	8.76	5.97	8.65	12.45	12.41

Noninterest expense	$614	$619	$603	$578	$615
Less: Foreclosed asset expense	1	3	4	2	3
Less: (Reversal of) provision for losses on off-balance sheet commitments	(2)	2	-	(18)	(13)
Less: Productivity initiative costs	6	14	33	5	4
Less: Low income housing credit investment amortization expense	13	23	15	18	13
Less: Expenses of the consolidated VIEs	7	6	6	6	6
Less: Merger costs related to acquisitions	1	-	1	10	13
Net noninterest expense before privatization adjustments	$588	$571	$544	$555	$589
Net adjustments related to privatization transaction	22	32	26	25	26
Net noninterest expense, excluding impact of privatization transaction (a)	$566	$539	$518	$530	$563

Total revenue	$855	$791	$791	$854	$858
Add: Net interest income taxable-equivalent adjustment	3	2	2	3	2
Less: Productivity initiative gains	23	-	-	-	-
Total revenue before privatization adjustments	835	793	793	857	860
Accretion related to privatization-related fair value adjustments	11	15	10	16	21
Total revenue, excluding impact of privatization transaction (b)	$824	$778	$783	$841	$839
Core efficiency ratio, excluding impact of privatization transaction (a)/(b) (4) (11)	68.76	69.12	66.12	63.17	67.04

Total UNBC stockholder's equity	$11,821	$11,562	$10,900	$10,667	$10,355
Less: Goodwill	2,456	2,457	2,447	2,447	2,447
Less: Intangible assets	341	360	383	407	432
Less: Deferred tax liabilities related to goodwill and intangible assets	(123)	(130)	(140)	(149)	(159)
Tangible common equity (c)	$9,147	$8,875	$8,210	$7,962	$7,635
Tier 1 capital, determined in accordance with regulatory requirements/Tier 1 common equity (d)	$9,853	$9,641	$8,724	$8,535	$8,280
Total assets	$92,323	$89,676	$84,013	$80,093	$80,642
Less: Goodwill	2,456	2,457	2,447	2,447	2,447
Less: Intangible assets	341	360	383	407	432
Less: Deferred tax liabilities related to goodwill and intangible assets	(123)	(130)	(140)	(149)	(159)
Tangible assets (e)	$89,649	$86,989	$81,323	$77,388	$77,922
Risk-weighted assets, determined in accordance with regulatory requirements (f) (7)	$71,752	$69,738	$66,628	$65,274	$64,467
Tangible common equity ratio (c)/(e) (5)	10.20%	10.20%	10.10%	10.29%	9.80%
Tier 1 common capital ratio (d)/(f) (6) (7)	13.73	13.82	13.09	13.08	12.84

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 11

(1)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2)	Annualized.
(3)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.
(4)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income). The core efficiency ratio, a non-GAAP financial measure, is net noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit investment amortization expense, expenses of the consolidated VIEs, merger costs related to acquisitions, asset impairment charges and certain costs related to productivity initiatives) as a percentage of total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization and gains relating to productivity initiatives. Management discloses the core efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our core activities. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(5)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(6)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, to risk-weighted assets. All of the trust preferred securities were paid off in March 2011. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(7)	Estimated as of March 31, 2012.
(8)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.
(9)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(10)	Includes interest bearing trading liabilities.
(11)	These ratios exclude the impact of the privatization transaction. Management believes that these ratios, which exclude the push-down accounting effects of the privatization transaction, provide useful supplemental information regarding UnionBanCal's core business results. Please refer to Exhibit 10 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(12)	These ratios exclude the impact of the FDIC covered loans, the related allowance for loan losses and FDIC covered OREO, which are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Such agreements are related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank. Management believes the exclusion of FDIC covered loans and FDIC covered OREO in certain asset quality ratios that include nonperforming loans, nonperforming assets, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.
(13)	Excludes loans totaling $144 million, $165 million, $198 million, $251 million, and $279 million that are 90 days or more past due and still accruing at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011, and March 31, 2011, respectively, which consist of FDIC covered loans accounted for in accordance with the accounting standards for purchased credit impaired loans.
(14)	"Other" includes a $16 million allowance for loan losses transfer attributed to an internal reorganization on October 1, 2011 in which The Bank of Tokyo-Mitsubishi UFJ transferred its trust company, The Bank of Tokyo-Mitsubishi UFJ Trust Company (BTMUT) to UnionBanCal.

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CONTACT:
UnionBanCal Corporation
Thomas Taggart, 415-765-2249
Corporate Communications
Michelle Crandall, 415-765-2780
Investor Relations